UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 15, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Mercantile Bancorp, Inc. (the “Company”), announced in a press release dated July 15, 2008 it has filed all necessary regulatory applications to combine one of its Missouri-chartered institutions, Perry State Bank, with certain operations of HNB Financial Services, Inc., a wholly owned subsidiary of the Company. Subject to regulatory approval, the consolidation is scheduled to be effective September 5, 2008. The Company previously announced in February of 2007 its intent to seek approval to consolidate Perry State Bank under the HNB National Bank name. Perry State Bank’s four facilities will continue operating. The combined HNB National Bank operations will have more than $330 million in assets, serving the Missouri communities of Hannibal, Perry, Monroe City, Palmyra, Bowling Green, Troy and Wentzville.
     The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.
     Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press Release issued by Mercantile Bancorp, Inc. dated July 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Ted T. Awerkamp

Name: Ted T. Awerkamp
Title: President and Chief Executive Officer
Date: July 15, 2008

3